Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-271476) of W.W. Grainger, Inc.
(2)Registration Statement (Form S-3 No. 333-236530) of W.W. Grainger, Inc.
(3)Registration Statement (Form S-3 No. 333-203444) of W.W. Grainger, Inc.
(4)Registration Statement (Form S-4 No. 33-32091 and Post-Effective Amendment No.1) of W.W. Grainger, Inc.
(5)Registration Statement (Form S-8 No. 33-43902) pertaining to the 1990 Long Term Stock Incentive Plan of W.W. Grainger, Inc.
(6)Registration Statement (Form S-8 No. 333-166345) pertaining to the 2010 Incentive Plan of W.W. Grainger, Inc.
(7)Registration Statement (Form S-8 No. 333-203715) pertaining to the 2015 Incentive Plan of W.W. Grainger, Inc.
(8)Registration Statement (Form S-8 No. 333-264519) pertaining to the 2022 Incentive Plan of W.W. Grainger, Inc.

of our reports dated February 20, 2025, with respect to the consolidated financial statements of W.W. Grainger, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of W.W. Grainger, Inc. and Subsidiaries included in this Annual Report on Form 10-K of W. W. Grainger, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Chicago, Illinois
February 20, 2025